MAGNUM HUNTER RESOURCES, INC.,
                                    as Issuer

                                       and

                     THE SUBSIDIARY GUARANTORS named herein

                                       and

                             Bankers Trust Company,
                                   as Trustee

                            -------------------------

                                    INDENTURE

                           Dated as of March 15, 2002

                             ----------------------




                     9.60 % Senior Notes due 2012, Series A

                     9.60 % Senior Notes due 2012, Series B

                              CROSS-REFERENCE TABLE

  TIA                                                  Indenture
Section                                                 Section
-------                                                ---------

310   (a)(1)...........................................  7.10
      (a)(2)...........................................  7.10
      (a)(3)...........................................  N.A.
      (a)(4)...........................................  N.A.
      (a)(5)...........................................  7.08; 7.10
      (b)..............................................  7.03; 7.08; 7.10; 11.02
      (c)..............................................  N.A.
311   (a)..............................................  7.11
      (b)..............................................  7.11
      (c)..............................................  N.A.
312   (a)..............................................  2.05
      (b)..............................................  11.03
      (c)..............................................  11.03
313   (a)..............................................  7.06
      (b)(1)...........................................  N.A.
      (b)(2)...........................................  7.06
      (c)..............................................  7.06; 11.02
      (d)..............................................  7.06
314   (a)..............................................  4.06; 4.08
      (b)..............................................  N.A.
      (c)(1)...........................................  11.04
      (c)(2)...........................................  11.04
      (c)(3)...........................................  N.A.
      (d)..............................................  N.A.
      (e)..............................................  11.05
      (f)..............................................  N.A.
315   (a)..............................................  7.01(b)
      (b)..............................................  7.05
      (c)..............................................  7.01(a)
      (d)..............................................  7.01(c)
      (e)..............................................  6.11
316   (a)(last sentence)...............................  2.09
      (a)(1)(A)........................................  6.05
      (a)(1)(B)........................................  6.04
      (a)(2)...........................................  N.A.
      (b)..............................................  6.07
      (c)..............................................  9.04
317   (a)(1)...........................................  6.08
      (a)(2)...........................................  6.09
      (b)..............................................  2.04
318   (a)..............................................  11.01
      (b)..............................................  N.A.
      (c)..............................................  11.01
----------------------
N.A. means Not Applicable

     NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.


                                TABLE OF CONTENTS

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                                                                                                            Page

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.           Definitions...........................................................................1
SECTION 1.02.           Incorporation by Reference of TIA....................................................26
SECTION 1.03.           Rules of Construction................................................................26

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.           Form and Dating......................................................................27
SECTION 2.02.           Execution and Authentication; Aggregate Principal Amount.............................28
SECTION 2.03.           Registrar and Paying Agent...........................................................29
SECTION 2.04.           Paying Agent To Hold Assets in Trust.................................................29
SECTION 2.05.           Holder Lists.........................................................................30
SECTION 2.06.           Transfer and Exchange................................................................30
SECTION 2.07.           Replacement Notes....................................................................30
SECTION 2.08.           Outstanding Notes....................................................................31
SECTION 2.09.           Treasury Notes.......................................................................31
SECTION 2.10.           Temporary Notes......................................................................31
SECTION 2.11.           Cancellation.........................................................................32
SECTION 2.12.           Defaulted Interest...................................................................32
SECTION 2.13.           CUSIP Number.........................................................................33
SECTION 2.14.           Deposit of Monies....................................................................33
SECTION 2.15.           Restrictive Legends..................................................................33
SECTION 2.16.           Book-Entry Provisions for Global Security............................................35
SECTION 2.17.           Special Transfer Provisions..........................................................36
SECTION 2.18.           Additional Interest Under Registration Rights Agreement..............................39
SECTION 2.19.           Designation..........................................................................39

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.           Notices to Trustee...................................................................39
SECTION 3.02.           Selection of Notes To Be Redeemed....................................................39
SECTION 3.03.           Optional Redemption..................................................................40
SECTION 3.04.           Notice of Redemption.................................................................40
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                                      -ii-
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SECTION 3.05.           Effect of Notice of Redemption.......................................................41
SECTION 3.06.           Deposit of Redemption Price..........................................................41
SECTION 3.07.           Notes Redeemed in Part...............................................................42

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.           Payment of Notes.....................................................................42
SECTION 4.02.           Maintenance of Office or Agency......................................................42
SECTION 4.03.           Corporate Existence..................................................................43
SECTION 4.04.           Payment of Taxes and Other Claims....................................................43
SECTION 4.05.           Maintenance of Properties and Insurance..............................................43
SECTION 4.06.           Compliance Certificate; Notice of Default............................................44
SECTION 4.07.           Compliance with Laws.................................................................44
SECTION 4.08.           Reports to Holders...................................................................45
SECTION 4.09.           Waiver of Stay, Extension or Usury Laws..............................................45
SECTION 4.10.           Limitation on Restricted Payments....................................................45
SECTION 4.11.           Limitations on Transactions with Affiliates..........................................48
SECTION 4.12.           Limitation on Incurrence of Additional Indebtedness..................................48
SECTION 4.13.           Limitation on Dividend and Other Payment Restrictions
                        Affecting Restricted Subsidiaries....................................................49
SECTION 4.14.           Limitation on Restricted and Unrestricted Subsidiaries...............................50
SECTION 4.15.           Change of Control....................................................................52
SECTION 4.16.           Limitation on Asset Sales............................................................54
SECTION 4.17.           Limitation on Preferred Stock of Restricted Subsidiaries.............................57
SECTION 4.18.           Limitation on Liens..................................................................57
SECTION 4.19.           Limitation on Conduct of Business....................................................57
SECTION 4.20.           Additional Subsidiary Guarantees.....................................................58

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.           Merger, Consolidation and Sale of Assets.............................................58
SECTION 5.02.           Successor Corporation Substituted....................................................60

                                   ARTICLE SIX

                                    REMEDIES

SECTION 6.01.           Events of Default....................................................................60
SECTION 6.02.           Acceleration.........................................................................62
SECTION 6.03.           Other Remedies.......................................................................63
SECTION 6.04.           Waiver of Past Defaults..............................................................63


                                     -iii-
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SECTION 6.05.           Control by Majority..................................................................63
SECTION 6.06.           Limitation on Suits..................................................................63
SECTION 6.07.           Right of Holders To Receive Payment..................................................64
SECTION 6.08.           Collection Suit by Trustee...........................................................64
SECTION 6.09.           Trustee May File Proofs of Claim.....................................................64
SECTION 6.10.           Priorities...........................................................................65
SECTION 6.11.           Undertaking for Costs................................................................65
SECTION 6.12.           Restoration of Rights and Remedies...................................................65

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.           Duties of Trustee....................................................................66
SECTION 7.02.           Rights of Trustee....................................................................67
SECTION 7.03.           Individual Rights of Trustee.........................................................68
SECTION 7.04.           Trustee's Disclaimer.................................................................68
SECTION 7.05.           Notice of Default....................................................................68
SECTION 7.06.           Reports by Trustee to Holders........................................................68
SECTION 7.07.           Compensation and Indemnity...........................................................69
SECTION 7.08.           Replacement of Trustee...............................................................70
SECTION 7.09.           Successor Trustee by Merger, Etc.....................................................70
SECTION 7.10.           Eligibility; Disqualification........................................................71
SECTION 7.11.           Preferential Collection of Claims Against the Company................................71
SECTION 7.12.           Force Majeure........................................................................71

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.           Termination of Company's Obligations.................................................71
SECTION 8.02.           Application of Trust Money...........................................................73
SECTION 8.03.           Repayment to the Company.............................................................74
SECTION 8.04.           Reinstatement........................................................................74
SECTION 8.05.           Acknowledgment of Discharge by Trustee...............................................74

                                  ARTICLE NINE

                          MODIFICATION OF THE INDENTURE

SECTION 9.01.           Without Consent of Holders...........................................................75
SECTION 9.02.           With Consent of Holders..............................................................75
SECTION 9.03.           Compliance with Trust Indenture Act..................................................76
SECTION 9.04.           Revocation and Effect of Consents....................................................76
SECTION 9.05.           Notation on or Exchange of Notes.....................................................76


                                      -iv-

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SECTION 9.06.           Trustee To Sign Amendments, Etc......................................................77

                                   ARTICLE TEN

                             [INTENTIONALLY OMITTED]


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.          TIA Controls.........................................................................77
SECTION 11.02.          Notices..............................................................................77
SECTION 11.03.          Communications by Holders with Other Holders.........................................78
SECTION 11.04.          Certificate and Opinion as to Conditions Precedent...................................79
SECTION 11.05.          Statements Required in Certificate or Opinion........................................79
SECTION 11.06.          Rules by Trustee, Paying Agent, Registrar............................................79
SECTION 11.07.          Legal Holidays.......................................................................79
SECTION 11.08.          Governing Law........................................................................80
SECTION 11.09.          No Adverse Interpretation of Other Agreements........................................80
SECTION 11.10.          No Personal Liability................................................................80
SECTION 11.11.          Successors...........................................................................80
SECTION 11.12.          Duplicate Originals..................................................................80
SECTION 11.13.          Severability.........................................................................80
SECTION 11.14.          Independence of Covenants............................................................81

                                 ARTICLE TWELVE

                               GUARANTEE OF NOTES

SECTION 12.01.          Unconditional Guarantee..............................................................81
SECTION 12.02.          Limitations on Guarantees............................................................82
SECTION 12.03.          Execution and Delivery of Guarantee..................................................82
SECTION 12.04.          Release of a Subsidiary Guarantor....................................................83
SECTION 12.05.          Waiver of Subrogation................................................................84
SECTION 12.06.          Immediate Payment....................................................................84
SECTION 12.07.          No Set-Off...........................................................................84
SECTION 12.08.          Obligations Absolute.................................................................84
SECTION 12.09.          Obligations Continuing...............................................................85
SECTION 12.10.          Obligations Not Reduced..............................................................85
SECTION 12.11.          Obligations Reinstated...............................................................85
SECTION 12.12.          Obligations Not Affected.............................................................85
SECTION 12.13.          Waiver...............................................................................87
SECTION 12.14.          No Obligation To Take Action Against the Company.....................................87
SECTION 12.15.          Dealing with the Company and Others..................................................87

                                      -v-

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SECTION 12.16.          Default and Enforcement..............................................................88
SECTION 12.17.          Amendment, Etc.......................................................................88
SECTION 12.18.          Acknowledgment.......................................................................88
SECTION 12.19.          Costs and Expenses...................................................................88
SECTION 12.20.          No Merger or Waiver; Cumulative Remedies.............................................88
SECTION 12.21.          Survival of Obligations..............................................................88
SECTION 12.22.          Guarantee in Addition to Other Obligations...........................................89
SECTION 12.23.          Severability.........................................................................89
SECTION 12.24.          Successors and Assigns...............................................................89


     INDENTURE, dated as of March 15, 2002, among Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), the Subsidiary Guarantors and Bankers Trust Company, as Trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of 9.60 % Senior Notes due 2012, Series A (the "Initial Notes") and 9.60 % Senior Notes due 2012, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) (the "Exchange Notes" and, together with the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Notes will be guaranteed on a senior basis by each of the Subsidiary Guarantors. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


                           SECTION 1.01. Definitions.
                                         -----------

     "Acquired  Indebtedness"  means  Indebtedness  of a  Person  or  any of its
Subsidiaries (1) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (2) which becomes Indebtedness of the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person, in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

     "Additional Notes" means Notes, in addition to, and having identical terms as, the $300,000,000 aggregate principal amount of Series A Notes issued on the Issue Date (or the Series B Notes issued in exchange for the Series A Notes issued on the Issue Date), issued pursuant to Article II and in compliance with
Section 4.12.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination:

     (1) the sum of:

     (a) discounted future net revenues from proved oil and gas reserves of the Company and its consolidated Subsidiaries, calculated in accordance with Commission guidelines (before any state or federal income tax), as estimated by a nationally recognized firm of independent petroleum engineers as of a date no earlier than the date of the Company's latest annual consolidated financial statements, as increased by, as of the date of determination, the estimated discounted future net revenues from:

     (i) estimated proved oil and gas reserves acquired since the date of such year-end reserve report; and

     (ii) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each of cases (i) and (ii) calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

     (iii) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report, and

     (iv) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each of cases (iii) and (iv) calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause
(1)(a) shall be confirmed in writing, by a nationally recognized firm of independent petroleum engineers (which may be the Company's independent petroleum engineers who prepare the Company's annual reserve report); plus

     (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements; plus

     (c) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements; plus

     (d) with respect to each other tangible asset of the Company or its consolidated Restricted Subsidiaries, specifically including, but not to the exclusion of any other qualifying tangible assets, the Company's or its consolidated Restricted Subsidiaries, gas gathering and processing facilities and unproved oil and gas properties (less any remaining deferred income taxes which have been allocated to such gas processing facilities in connection with the acquisition thereof), land, equipment, leasehold improvements, investments carried on the equity method, restricted cash and the carrying value of marketable securities, the greater of (i) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements or (ii) the appraised value, as estimated by a qualified Independent Advisor, of such other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements; minus

     (2) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any gas balancing liabilities of the Company and its consolidated Restricted Subsidiaries reflected in the Company's latest audited financial statements. In addition to, but without duplication of, the foregoing, for purposes of this definition, "Adjusted Consolidated Net Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (A) any Investment not prohibited by this Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of the Company, (B) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (C) any sales or other dispositions of assets permitted by this Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date.

     "Affiliate" means, with respect to any specified Person, (a) any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or under common control with, such specified Person and (b) any Related Person of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning provided in Section 4.11.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning provided in Section 2.16.

     "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary)
     which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, exchange, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of:

     (1) any Capital Stock of any Restricted Subsidiary; or

     (2) any other property or assets (including any interests therein) of the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction;

     provided, however, that Asset Sales shall not include:

     (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company in a transaction which is made in compliance with the provisions of Section 5.01;

     (b) any Investment in an Unrestricted Subsidiary which is made in compliance with the provisions of Section 4.10;

     (c) disposals or replacements of obsolete equipment in the ordinary course of business;

     (d) the sale, lease, conveyance, disposition or other transfer (each, a "Transfer") by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries;

     (e) any disposition of Hydrocarbons or other mineral products for value in the ordinary course of business;

     (f) any Transfer of an interest in an oil, gas or mineral property pursuant to a farm-out, farm-in, joint operation, area of mutual interest agreement or other similar or customary arrangement or agreement that the Company or any Restricted Subsidiary determines in good faith to be necessary for the economic development of such Property; and

     (g) the Transfer by the Company or any Restricted Subsidiary of assets or property in the ordinary course of business; provided, however, that the aggregate amount (valued at the fair market value of such assets or property at the time of such Transfer) of all such assets and property Transferred pursuant to this clause (g) shall not exceed $5.0 million in any fiscal year of the Company.

     "Authenticating Agent" has the meaning provided in Section 2.02.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as for any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means:

     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the forgoing and instruments convertible into any of the foregoing; and

     (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person. "Capitalized Lease Obligation" means, as to any Person, the discounted present value of the rental obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P or Moody's;

     (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

     (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

     (6) money market mutual or similar funds having assets in excess of $100.0 million.

     "Change of Control" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person (a "Transferee") or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), but excluding any such sale, lease, exchange or other transfer as part of a transaction in compliance with
Section 5.01 if the holders of the Company's Capital Stock immediately prior to such transaction own at least a majority (by voting power) of the Capital Stock of such Transferee immediately after such transaction; (b) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (c) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (d) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period with directors whose replacement shall not have been approved (by recommendation, nomination or election, as the case may be) by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Change of Control Offer" has the meaning provided in Section 4.15.

     "Change of Control Payment Date" has the meaning provided in Section 4.15.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company Properties" means all Properties, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or the Subsidiaries, which business activities are not prohibited by the terms of this Indenture.

     "Consolidated EBITDA" means, for any period, the sum (without duplication) of:

     (1) Consolidated Net Income; and

     (2) to the extent Consolidated Net Income has been reduced thereby:

     (a) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

     (b) Consolidated Interest Expense;

     (c) the amount of any Preferred Stock dividends paid by the Company and its Restricted Subsidiaries; and

     (d) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated EBITDA Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters for which financial information in respect thereof is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect (without duplication) on a pro forma basis for the period of such calculation to:

     (1) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

     (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and also including, without limitation, any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

     If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated EBITDA Coverage Ratio:"

     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

     (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period;

     (3) notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of:

     (1) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus

     (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication:

     (1) the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of original issue discount, (b) the net costs, losses or gains under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and

     (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

     (1) after-tax gains from Asset Sales or abandonments or reserves relating thereto;

     (2) after-tax items classified as extraordinary or nonrecurring gains;

     (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

     (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise;

     (5) the net income of any Person in which the Company has an interest, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions actually paid to the Company or to a Restricted Subsidiary by such Person;

     (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

     (7) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets; and

     (8) any non-cash charges related to a ceiling test writedown under GAAP.

     "Consolidated Non-Cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

     "Corporate Trust Office" means the office of the Trustee at which any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

     "Covenant Defeasance" has the meaning set forth in Section 8.01.

     "Crude Oil and Natural Gas Business" means:

     (1) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other Hydrocarbon properties;

     (2) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties of the Company or of others; and

     (3) activities incidental to the foregoing.

     "Crude Oil and Natural Gas Hedge Agreements" means, with respect to any Person, any oil and gas agreements and other agreements or arrangements or any combination thereof entered into by such Person in the ordinary course of business and that are designed to manage the risks of oil and natural gas price fluctuations.

     "Crude Oil and Natural Gas Properties" means all Properties, including equity or other ownership interests therein, owned by any Person to which "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act have been attributed.

     "Crude Oil and Natural Gas Related Assets" means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by the Company or any Subsidiary of the Company which is related to the business of the Company and its Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository"   means  The  Depository  Trust  Company,   its  nominees  and
successors.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to the final maturity of the Notes.

     "Equity Offering" means an offering of Qualified Capital Stock of the Company.

     "Event of Default" has the meaning provided in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" has the meaning provided in the preamble to this Indenture.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company (or for transactions of $5.0 million or less, an officer of the Company or a Restricted Subsidiary) acting reasonably and in good faith and, if determined by the Board of Directors of the Company, shall be evidenced by a Board Resolution of the Company delivered to the Trustee; provided, however, that if the aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably be expected to exceed $15.0 million or if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $15.0 million, then fair market value shall be determined by an Independent Advisor.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as of any date of determination.

     "Global Note" has the meaning provided in Section 2.01.

     "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

     "Guarantee" means the guarantee of the obligations under this Indenture and the Notes by each of the Subsidiary Guarantors as set forth in Article Twelve hereof.

     "Holder" means any Person holding a Note.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products processed therefrom.

     "incur" has the meaning set forth in Section 4.12.

     "Indebtedness" means with respect to any Person, without duplication:

     (1) all obligations of such Person for borrowed money;

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all Capitalized Lease Obligations of such Person;

     (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable);

     (5) all obligations for the reimbursement of any obligor on a letter of credit, banker's acceptance or similar credit transaction;

     (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

     (7) all  obligations of any other Person of the type referred to in clauses
(1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

     (8) all Obligations under Crude Oil and Natural Gas Hedge Agreements, Currency Agreements, and Interest Swap Obligations; and

     (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed Redemption Price or repurchase price.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company.

     The "amount" or "principal amount" of Indebtedness at any time of determination as used herein shall, except as set forth below, be determined in accordance with GAAP:

     (1) any Indebtedness issued at a price that is less than the principal amount at maturity thereof shall be the face amount of the liability in respect thereof;

     (2) any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof;

     (3) any Interest Swap Obligations included in the definition of Permitted Indebtedness shall be zero;

     (4) all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP; and

     (5) all other contingent obligations shall be the maximum liability at such date of such Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Independent Advisor" means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the

     Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

     "Initial Notes" has the meaning provided in the preamble to this Indenture.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "interest" when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect:

     (1) loan, advance or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property (valued at the fair market value thereof as of the date of transfer) others or any payment for property or services for the account or use of others);

     (2) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);

     (3) guarantee or assumption of the Indebtedness of any other Person (other than the guarantee or assumption of Indebtedness of such Person or a Restricted Subsidiary of such Person which guarantee or assumption is made in compliance with the provisions of Section 4.12); and

     (4) other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

     Notwithstanding the foregoing, "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means March 15, 2002, the date of original issuance of the Notes.

     "Legal Defeasance" has the meaning set forth in Section 8.01.

     "Legal Holiday" has the meaning provided in Section 11.07.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Material Change" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and gas reserves of the Company and consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation:

     (1) any acquisitions during the quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist;

     (2) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in Section 4.16; and

     (3) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters.

     "Maturity Date" means March 15, 2012.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts (determined by the Chief Financial Officer of the Company) to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post-closing adjustments or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" has the meaning set forth in Section 4.16.

     "Net Proceeds Offer Amount" has the meaning set forth in Section 4.16.

     "Net  Proceeds  Offer  Payment  Date" has the  meaning set forth in Section
4.16.

     "Net  Proceeds  Offer  Trigger  Date" has the  meaning set forth in Section
4.16.

     "Net Working Capital" means (i) all current assets of the Company and its consolidated Subsidiaries, minus (ii) all current liabilities of the Company and its consolidated Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

     "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Officer" means, (a) with respect to any corporation, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity, (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a), and (c) with respect to the Trustee or any agent of the Trustee, a "Trust Officer."

     "Officers' Certificate" means a certificate signed by two Officers of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Payment Restriction" shall have the meaning set forth in Section 4.13.

     "Pari Passu Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or such Guarantees, as applicable (other than the Company's 10% Senior Notes due
2007).

     "Permitted Indebtedness" means, without duplication, each of the following:

     (1) the Notes, the Exchange Notes, the Private Exchange Notes, if any, and the Guarantees;

     (2) Indebtedness incurred pursuant to the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed $325.0 million under this clause (2);

     (3) Interest Swap Obligations of the Company or a Restricted Subsidiary covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to manage the exposure of the Company and its Restricted Subsidiaries to fluctuations in interest rates with respect to Indebtedness incurred in accordance with this Indenture to the extent the net notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

     (4) Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided, however, that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (4) by the issuer of such Indebtedness;

     (5) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided, however, that (i) any Indebtedness of the Company to any Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (ii) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the Company;

     (6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

     (7) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims or for payment obligations in connection with self-insurance, bid, performance, appeal or surety bonds or for completion or performance guarantees or obligations or for similar requirements in the ordinary course of business;

     (8) Refinancing Indebtedness;

     (9) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries incurred after the Issue Date not to exceed $15.0 million at any one time outstanding;

     (10) obligations arising in connection with Crude Oil and Natural Gas Hedge Agreements of the Company or a Restricted Subsidiary;

     (11) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; and

     (12) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $20.0 million or (ii) 5.0% of Adjusted Consolidated Net Tangible Assets of the Company.

     In the event that an item of Indebtedness or proposed Indebtedness (including without limitation Acquired Indebtedness) meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above, or is entitled to be incurred under Section 4.12 even if not Permitted Indebtedness, the Company will be permitted to classify or later reclassify (in whole or in part in its discretion) such item of Indebtedness in any manner that complies with Section 4.12.

     "Permitted Industry Investments" means:

     (1) capital expenditures, including, without limitation, acquisitions of Company Properties and interests therein;

     (2) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and natural gas business, and exchanges of Company Properties for other Company Properties of at least equivalent value as determined in good faith by the Board of Directors of the Company; and

     (3) Investments of operating funds on behalf of co-owners of Crude Oil and Natural Gas Properties of the Company or the Subsidiaries pursuant to joint operating agreements.

     "Permitted Investments" means:

     (1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary that is not subject to any Payment Restriction;

     (2) Investments in the Company by any Restricted Subsidiary; provided, however, that any Indebtedness evidencing any such Investment held by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

     (3) Investments in cash and Cash Equivalents;

     (4) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16;

     (5) Permitted Industry Investments;

     (6) Investments to the extent that Qualified Capital Stock of the Company is the consideration paid or provided by the Company; and

     (7) additional Investments made after the Issue Date in an aggregate amount not to exceed $10.0 million at any one time outstanding.

     "Permitted Liens" means each of the following types of Liens:

     (1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date (and any extensions, replacements or renewals thereof covering property or assets secured by such Liens on the Issue
Date);

     (2)  Liens  securing  Indebtedness  outstanding  under  the  Senior  Credit
Facility;

     (3) Liens securing the Notes and the Guarantees;

     (4) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary;

     (5) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

     (6) Liens for taxes, assessments or governmental charges or claims either not delinquent or contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (7) statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business to the extent such Liens relate only to the tangible property of the lessee which is located on such property and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (8) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (including letters of credit in connection therewith, but exclusive of obligations for the payment of borrowed money);

     (9) judgment and attachment Liens not giving rise to an Event of Default;

     (10) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (11) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

     (12) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that (i) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed (except for proceeds, improvements, rents and similar items relating to the property or assets so acquired or constructed) and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

     (13) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (14) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

     (15)  Liens  securing   Interest  Swap  Obligations   which  Interest  Swap
Obligations relate to Indebtedness that is otherwise permitted under this Indenture and Liens securing Crude Oil and Natural Gas Hedge Agreements;

     (16) Liens  securing  Acquired  Indebtedness  incurred in  accordance  with
Section 4.12; provided, however, that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (ii) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary (except for proceeds, improvements, rents and similar items relating to the property or assets so secured) and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

     (17) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gathering, transportation, marketing or storage, or operation thereof;

     (18) Liens on pipeline or pipeline facilities, Hydrocarbons or properties and assets of the Company and its Subsidiaries which arise out of operation of law;

     (19) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, production sales contracts, preferential rights of purchase, operating agreements, working interests and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to Properties and assets of the Company and its Subsidiaries or otherwise as are customary in the oil and gas business;

     (20) with respect to any Properties and assets of the Company and its Subsidiaries, Liens arising under, or in connection with, or related to, farm-out, farm-in, joint operation, area of mutual interest agreements and/or other similar or customary arrangements, agreements or interests that the Company or any Subsidiary determines in good faith to be necessary for the economic development of such Property;

     (21) any (a)  interest or title of a lessor or  sublessor  under any lease,
(b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

     (22) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank; and

     (23) Liens incurred in the ordinary course of business and not exceeding $15.0 million in the aggregate at any one time.

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust, estate, or joint venture, or a governmental agency or political subdivision thereof.

     "Physical Notes" has the meaning provided in Section 2.01.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Private Exchange Notes" means unsecured senior notes of the Company, guaranteed by the Subsidiary Guarantors, issued in exchange for the Notes and identical in all material respects to the Exchange Notes, except for the placement of a restrictive legend on such Private Exchange Notes.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

     "Property" means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Record Date" means the Record Dates specified in the Notes.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

    8 "Reference Date" has the meaning set forth in Section 4.10.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.12 (other than  pursuant to clause (2),  (3), (4), (5), (6), (7), (9),
(10), (11) or (12) of the definition of Permitted Indebtedness), in each case that does not:

     (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing); or

     (2) create Indebtedness with (x) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (y) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (a) if such Indebtedness being Refinanced is Indebtedness of the Company or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Subsidiary Guarantor and (b) if such Indebtedness being Refinanced is subordinate or junior to the Notes or a Guarantee, then such Refinancing
Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers (as defined therein), or, with respect to Additional Notes, any registration rights agreement entered into in connection with such issuance thereof.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Person" of any Person means any other Person directly or indirectly owning 10% or more of the outstanding voting Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person).

     "Replacement Assets" shall have the meaning set forth in Section 4.16.

     "Restricted Payment" shall have the meaning set forth in Section 4.10.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.14. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.14.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and its successors.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any Property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Credit Facility" means the Fourth Amended and Restated Credit Agreement dated as of March 15, 2002 by and among the Company, Bankers Trust Company, as Administrative Agent, and each of the lenders named therein, or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

     "Significant Subsidiary" means a Restricted Subsidiary of the Company that is also a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

     "Subsidiary," with respect to any Person, means any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantor" means each of the Company's Restricted Subsidiaries as of the Issue Date (other than Inesco Corporation, SPL Gas Marketing Inc., Pintail Oil & Gas, Inc. and Midland Hunter Petroleum Limited Liability Company) and each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

     "Surviving Entity" shall have the meaning set forth in Section 5.01.

     "TCW Preferred Stock" means the one million shares of the Company's 1996 Series A Convertible Preferred Stock, $0.001 par value per share and a $10.00 stated value per share with a quarterly dividend rate of $0.21875 per share.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as in effect on the date of this Indenture; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Officer" means any officer within the Corporate Trust Office including any Vice President, Managing Director, Director, Assistant Vice President, Associate, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "U.S. Government Obligations" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.14; provided, however, the Unrestricted Subsidiaries shall initially include Hunter Butcher International Limited Liability Company, Canvasback Energy, Inc. and Redhead Energy, Inc. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section 4.14.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     SECTION 1.02. Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                   ARTICLE TWO

                                    THE NOTES

     SECTION 2.01. Form and Dating.

     The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee endorsed thereon substantially in the form of Exhibit E hereto.

     The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A, Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Notes issued in exchange for interests in a Global Note pursuant to Section
2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes").

     SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

     Two Officers, or an Officer and an Assistant Secretary of the Company, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $300,000,000, (ii) subject to Section 4.12, Additional Notes and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers. For the purposes of this Indenture, except for Section 4.12, references to the Notes include Additional Notes, if any. In addition, with respect to authentication pursuant to clauses (ii) and (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Additional Notes or Exchange Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company.

     The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that, for the purposes of payments on the Notes pursuant to Sections 4.15 and 4.16, neither the Company nor any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

     SECTION 2.04. Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all assets held by it as Paying Agent. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

     SECTION 2.05. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

     SECTION 2.06. Transfer and Exchange.

     When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes and the Subsidiary Guarantors shall execute Guarantees thereon at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.03, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

     The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

     Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

     SECTION 2.07. Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and the Subsidiary Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, the Subsidiary Guarantors and the Trustee, to protect the Company, the

     Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company and the Subsidiary Guarantors.

     SECTION 2.08. Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

     SECTION 2.09. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when either of them or, to their knowledge, any of their Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

     SECTION 2.10. Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Company shall prepare, the Trustee shall authenticate and the Subsidiary

     Guarantors shall execute Guarantees on, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

     SECTION 2.11. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. The Trustee shall maintain a record of all canceled Notes. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     SECTION 2.12. Defaulted Interest.

     The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

     SECTION 2.13. CUSIP Number.

     The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

     SECTION 2.14. Deposit of Monies.

     Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

     SECTION 2.15. Restrictive Legends.

     Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date (or, in the case of Additional Notes, the issue date of such Additional Notes) and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT), (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE

     SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MAGNUM HUNTER RESOURCES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS
NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF MAGNUM HUNTER RESOURCES, INC. SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Each Global Note shall also bear the following legend on the face thereof:

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO MAGNUM
HUNTER RESOURCES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS

     REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.

     SECTION 2.16. Book-Entry Provisions for Global Security.

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, the Subsidiary Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, the Subsidiary Guarantors shall execute Guarantees on and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (d) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

     (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.17. Special Transfer Provisions.

     (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (or, with respect to Additional Notes, the issue date of such Additional Notes); provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date (or, with respect to Additional Notes, the issue date of such Additional Notes) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar certificates substantially in the form of Exhibit D and Exhibit F hereto and with respect to clauses (1) and (2), such certifications, legal opinions and other information as the Trustee and the Company may reasonably request; and

     (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of such Global Note, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

     (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Global Note, in an amount equal to the principal amount of the Notes to be transferred.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

     (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto and has checked the box provided for on such certificate stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such certificate stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

     (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

     (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the Notes to be transferred and

     (B) an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Notes to be transferred.

     (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date (or, with respect to Additional Notes, the issue date of such Additional Notes), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

     (f) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date (or, with respect to Additional Notes, the issue date of such Additional Notes), as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or
(ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a legend in substantially the form of the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

     SECTION 2.18. Additional Interest Under Registration Rights Agreement.

     Under certain circumstances, the Company shall be obligated to pay Additional Interest to the Holders, all as set forth in the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

     SECTION 2.19. Designation.

     The Indebtedness evidenced by the Notes and the Guarantees is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any other existing or future Indebtedness of the Company or a Guarantor, as the case may be, which the Company or such Guarantor, as the case may be, makes subordinate to any senior (or such other term denoting seniority) indebtedness of such Person.


                                  ARTICLE THREE

                                   REDEMPTION


     SECTION 3.01. Notices to Trustee.

     If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

     The Company shall give each notice provided for in this Section 3.01 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

     SECTION 3.02. Selection of Notes To Be Redeemed.

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee either in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate. No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the applicable Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable Redemption Price.

     SECTION 3.03. Optional Redemption.

     The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after March 15, 2007, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

  Year                                                   Percentage
  ----                                                   ----------
  2007......................................              104.800%
  2008......................................              103.200%
  2009......................................              101.600%
  2010 and thereafter.......................              100.000%

     At any time, or from time to time, on or prior to March 15, 2005, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 109.600% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, that: (1) at least 65% of the aggregate principal amount of Notes issued remains outstanding immediately after giving effect to any such redemption; and (2) the Company makes such redemption not more than 60 days after the consummation of any such Equity Offering.

     SECTION 3.04. Notice of Redemption.

     In connection with a redemption pursuant to Section 3.03, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five Business Days before the intended mailing date.

     Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (3) the name and address of the Paying Agent;

     (4) the subparagraph of the Notes pursuant to which such redemption is being made;

     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

     (6) that, unless the Company defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

     (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

     (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

     SECTION 3.05. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

     SECTION 3.06. Deposit of Redemption Price.

     On or before the Redemption Date and in accordance with Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     Unless the Company fails to comply with the preceding paragraph and default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     SECTION 3.07. Notes Redeemed in Part.

     Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS


     SECTION 4.01. Payment of Notes.

     (a) The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

     (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

     (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     SECTION 4.02. Maintenance of Office or Agency.

     The Company  shall  maintain the office or agency  required  under  Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

     SECTION 4.03. Corporate Existence.

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or organizational existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

     SECTION 4.04. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

     SECTION 4.05. Maintenance of Properties and Insurance.

     (a) The Company shall, and shall cause each of the Restricted Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Company or Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

     (b) The Company shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, Canada or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

     SECTION 4.06. Compliance Certificate; Notice of Default.

     (a) The Company shall deliver to the Trustee, within 105 days after the end of each of its fiscal quarters and fiscal years, an Officers' Certificate of the Company (provided, however, that one of the signatories to each such Officers' Certificate must state that he or she is the Company's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, without independent investigation, of the Company's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default of the Company exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within 10 days of its becoming aware of such occurrence.

     SECTION 4.07. Compliance with Laws.

     The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 4.08. Reports to Holders.

     The Company will deliver to the Trustee within 15 days after filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the TIA.

     SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that they may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.10. Limitation on Restricted Payments.

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any distribution (other than dividends or distributions made to the Company or any Restricted Subsidiary and other than any dividends or distributions payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock;

     (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary other than through the exchange therefor solely of Qualified Capital Stock of the Company;

     (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Guarantee, as the case may be; or

     (4) make any Investment (other than a Permitted Investment) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

     if at the time of such Restricted Payment or immediately after giving effect thereto,

     (i) a Default or an Event of Default shall have occurred and be continuing;

     (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; or

     (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made on or after January 1, 2002 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

     (u) $25.0 million; plus

     (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned on or after January 1, 2002 and on or prior to the last date of the Company's fiscal quarter immediately preceding such Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus

     (w) 100% of the aggregate net cash proceeds, or the fair market value of Property other than cash, received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale on or after January 1, 2002 and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

     (x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(w) and (x), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus

     (y) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash or Properties (including transfers as a result of a merger or liquidation), in each case to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in Section 4.14), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment hereunder; plus

     (z) without duplication of the immediately preceding subclause (y), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made on or after January 1, 2002 which had been treated as a Restricted Payment (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company).

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:

     (1) the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the applicable redemption if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration;

     (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Capital Stock of the Company, either (i) solely in exchange for Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company within 90 days before or within 5 days after such acquisition;

     (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Guarantee, as the case may be, either (i) solely in exchange for Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (a) Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

     (4) if no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the TCW Preferred Stock; and

     (5) the initial designation of Hunter Butcher International Limited Liability Company, Canvasback Energy, Inc. and Redhead Energy, Inc. as Unrestricted Subsidiaries (such designation shall be deemed to have occurred on December 31, 2001).

     In determining the aggregate amount of Restricted Payments made on or after January 1, 2002 in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (3) and (4) shall be included in such calculation.

     SECTION 4.11. Limitations on Transactions with Affiliates.

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the third paragraph of this Section 4.11 and (y) Affiliate Transactions that are on terms that are fair and reasonable to the Company or the applicable Restricted Subsidiary and are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

     All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $15.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Advisor and file the same with the Trustee.

     The  requirements  set  forth in the first and  second  paragraphs  of this
Section 4.11 shall not apply to:

     (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary, as the case may be;

     (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited hereunder; and

     (3) Restricted Payments permitted hereunder.

     SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

     Other than Permitted Indebtedness, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Restricted Subsidiaries or any of them may incur Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the receipt and application of the proceeds therefrom, the Company's Consolidated EBITDA Coverage Ratio would have been greater than 2.50 to 1.0.

     For purposes of determining any particular amount of Indebtedness under this Section 4.12, guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included.

     Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

     The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, other than the Notes and the Guarantees unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are at least as favorable to the holders of the Notes or such guarantee as the subordination provisions of such Indebtedness (or agreement).

     SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

     (2) make loans or advances, or to pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary;

     (3) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or

     (4)  transfer  any of its  property  or assets to the  Company or any other
Restricted  Subsidiary  (each  such  encumbrance  or  restriction,   a  "Payment
Restriction"),

     except for such encumbrances or restrictions existing under or by reason of:

     (a) applicable law;

     (b)  this   Indenture  or  any  other   indentures   governing  Pari  Passu
Indebtedness; provided, however, that the provisions relating to such encumbrances or restriction contained in any such other indenture are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrances or restrictions contained in the Indenture;

     (c) the Senior Credit Facility;

     (d) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

     (e) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Restricted Subsidiary, or the properties or assets of such Restricted Subsidiary, other than the Person or the properties or assets of the Person so acquired;

     (f) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

     (g) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of the Indenture solely in respect of the assets or Capital Stock to be sold or disposed of;

     (h) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; or

     (i) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (c), (e) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (b), (c), (e) or (f).

     SECTION 4.14. Limitation on Restricted and Unrestricted Subsidiaries.

     As the Company or any of its Subsidiaries forms or acquires Subsidiaries, each newly formed or acquired Subsidiary shall be designated by the Company's Board of Directors as a Restricted Subsidiary or an Unrestricted Subsidiary, provided that (1) any Subsidiary of any already existing Unrestricted Subsidiary shall be (and shall be deemed designated as) an Unrestricted Subsidiary, (2) subject to the foregoing clause (1), any designation of an Unrestricted Subsidiary shall be effective only if the Investment in that Subsidiary is made in compliance with Section 4.10 and (3) subject to the foregoing clause (1), any failure by the Company's Board of Directors to affirmatively make such a designation of a Subsidiary shall be deemed a designation (in compliance with the Indenture) of such Subsidiary as a Restricted Subsidiary.

     After a Subsidiary of the Company has been designated as an Unrestricted Subsidiary, the Board of Directors of the Company may, if no Default or Event of Default would arise therefrom, redesignate such Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

     (1) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 4.10;

     (2) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12; and

     (3) such Subsidiary assumes by execution of a supplemental indenture all of the obligations of a Subsidiary Guarantor under a Guarantee.

     After a Subsidiary of the Company has been designated as a Restricted Subsidiary, the Board of Directors of the Company also may, if no Default or Event of Default would arise therefrom, redesignate such Restricted Subsidiary to be an Unrestricted Subsidiary if such redesignation is at that time permitted under Section 4.10. Upon any such permitted redesignation, such Restricted Subsidiary's Guarantee will be released.

     Any such designation or redesignation of an Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

     For purposes of Section 4.10:

     (1) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary ("net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     Notwithstanding the foregoing, the Board of Directors may not designate or redesignate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation or redesignation:

                  (1)      the Company or any Restricted Subsidiary:

     (a) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); or

     (b) is directly or indirectly liable for any Indebtedness of such Subsidiary; or

     (2) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

     SECTION 4.15. Change of Control.

     Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, thereon to the date of purchase.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state that:

     (a) the Change of  Control  Offer is being made  pursuant  to this  Section
4.15;

     (b) all Notes tendered and not withdrawn will be accepted for payment;

     (c) the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

     (d) the purchase price (including the amount of accrued interest) and the purchase date (which shall be not less than 30 nor more than 45 days following the date such notice is mailed (other than may be required by law (the "Change of Control Offer Payment Date");

     (e) any Note not tendered will continue to accrue interest;

     (f) unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Offer Payment Date;

     (g) Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Offer Payment Date;

     (h) Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (i) Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

     (j) the circumstances and relevant facts regarding such Change of Control.

     On or before the Change of Control Offer  Payment  Date,  the Company shall
(a) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent in accordance with Section
2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered to be purchased and (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officer's Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this
Section 4.15, the Trustee shall act as the Paying Agent.

     Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.15 relating to the Company's obligation to make a Change of Control Offer.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

     SECTION 4.16. Limitation on Asset Sales.

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or senior management of the Company);

     (2) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

     (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

     (a) to repay or prepay Indebtedness outstanding under the Senior Credit Facility and, if that Indebtedness is revolving credit Indebtedness, to correspondingly reduce the funding commitment under the Senior Credit Facility with respect to the revolving credit Indebtedness repaid or prepaid;

     (b) to repay or prepay any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to Section 4.18;

     (c) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets");

     (d) to make an investment in Crude Oil and Natural Gas Related Assets;

     (e) to repurchase the Company's 10% Senior Notes due 2007 pursuant to a net proceeds offer similar to the Net Proceeds Offer described below; or

     (f) to make a combination of prepayment and investment permitted by the foregoing clauses (3)(a) through (3)(e).

     On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a) through (3)(f) of the immediately preceding paragraph (each a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have been received by the Company or such Restricted Subsidiary but which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a) through (3)(f) of the immediately preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such

     Restricted Subsidiary, as the case may be, to make an offer to purchase (a "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and, to the extent required by the terms of any Pari Passu Indebtedness the holders of such Pari Passu Indebtedness, on a pro rata basis, that principal amount of Notes (and Pari Passu Indebtedness) purchasable with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16.

     The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

     Notwithstanding the first two paragraphs of this Section 4.16, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

     (1) the consideration for such Asset Sale constitutes Replacement Assets and/or Crude Oil and Natural Gas Related Assets and/or the assumption of obligations secured by Liens that burden some or all of the assets being sold; provided that, in the case of any such assumption, (a) the Person assuming such obligations shall have no recourse with respect to such obligations to the Company or any of its Restricted Subsidiaries and (b) no assets of the Company or any of its Restricted Subsidiaries (other than those assets being sold) are subject to such Liens; and

     (2) such Asset Sale is for fair market value; provided, that at least 75% of the total consideration received by the Company or any of its Restricted Subsidiaries in connection with any such Asset Sale shall be in the form of Replacement Assets, Crude Oil and Natural Gas Related Assets, the assumption of Liens described in clause (1) above, cash or Cash Equivalents and that any Net Cash Proceeds so received shall be subject to the provisions of clause (3) of the first paragraph and to the provisions of the second paragraph of this covenant.

     Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth herein. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes and holders of Pari Passu Indebtedness property tender such Indebtedness with an aggregate principal amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders and Pari Passu Indebtedness will be purchased on a pro rata basis (based on principal amounts of Notes and Pari Passu Indebtedness tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

     Each Net Proceeds Offer notice shall contain all instructions and materials necessary to enable Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

     (i) that the Net Proceeds Offer is being made pursuant to Section 4.16, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest (together with the amount of Pari Passu Indebtedness properly tendered) at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

     (ii) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

     (iii) that any Note not tendered will continue to accrue interest;

     (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

     (v) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

     (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

     (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

     On or before the Net Proceeds Offer Payment Date, the Company shall (a) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (i) above, (b) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (c) deliver an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

     SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.

     The Company will not cause or permit any of its Restricted Subsidiaries to issue any Preferred Stock of any Restricted Subsidiary (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

     SECTION 4.18. Limitation on Liens.

     Other than Permitted Liens, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date) unless:

     (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes or such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent as the Notes are senior in priority to such Indebtedness; and

     (2) in all other cases, the Notes and the Guarantees are equally and ratably secured.

     SECTION 4.19. Limitation on Conduct of Business.

     The  Company  will  not,  and  will  not  permit  any  of  its   Restricted
Subsidiaries to, engage in the conduct of any material business other than the Crude Oil and Natural Gas Business.

     SECTION 4.20. Additional Subsidiary Guarantees.

     If any of the Company's Restricted Subsidiaries that is not a Subsidiary Guarantor is a guarantor of Pari Passu Indebtedness or of the Company's 10% Senior Notes due 2007, then the Company shall cause such Restricted Subsidiary to become a Subsidiary Guarantor. If the Company or any of its Restricted
Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary, that caused the total consolidated assets owned by all Restricted Subsidiaries that are not Subsidiary Guarantors to exceed in the aggregate 2% of the total consolidated assets of the Company, then the Company shall cause one or more of such transferees or acquired or other Restricted Subsidiaries to become Subsidiary Guarantors to the extent necessary to cause the total consolidated assets owned by all Restricted Subsidiaries that are not Subsidiary Guarantors not to exceed in the aggregate 2% of the total consolidated assets of the Company. If required to become a Subsidiary Guarantor pursuant to either of the immediately preceding sentences, such transferee or acquired or other Restricted Subsidiary shall:

     (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in this Indenture; and

     (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


     SECTION 5.01. Merger, Consolidation and Sale of Assets.

     The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person unless:

     (a) either:

     (1) the Company shall be the surviving or continuing corporation; or

     (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

     (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and

     (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

     (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 hereof;

     (c) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

     (d) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of the Indenture described under Article 5 will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Subsidiary Guarantor that is a Restricted Subsidiary unless:

     (1) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia;

     (2) such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee;

     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (b) of the first paragraph of this Section 5.01.

     Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Restricted Subsidiary need only comply with clause (d) of the first paragraph of this Section 5.01.

     SECTION 5.02. Successor Corporation Substituted.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                   ARTICLE SIX

                                    REMEDIES


     SECTION 6.01. Events of Default.

     An "Event of Default" means any of the following events:

     (a) the failure to pay interest (including any Additional Interest) on any Notes when the same becomes due and payable and such default continues for a period of 30 days;

     (b) the failure to pay the principal of any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

     (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to observance or performance of any of the terms or provisions of Section 4.15, 4.16 or 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (d) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (e) one or more judgments in an aggregate amount in excess of $10.0 million (unless covered by insurance by a reputable insurer as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid and unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

     (f) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

     (i) commences a voluntary case or proceeding;

     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

     (iv) makes a general assignment for the benefit of its creditors; or

     (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally;

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

     (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its Properties; or

     (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

     and in each case the order or decree remains unstayed and in effect for 60 days; or

     (h) any of the Guarantees cease to be in full force and effect or any of the Guarantees are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Guarantees (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

     SECTION 6.02. Acceleration.

     Upon the happening of an Event of Default specified in Section 6.01 (other than an Event of Default specified in clauses (f) or (g) of Section 6.01 relating to the Company) the Trustee may, or the holders of at least 25% in principal amount of outstanding Notes may, declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. If an Event of Default of the type described in clauses (f) or (g) above relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration,
(c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clauses (f) or (g) of the description of Events of Default above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults.

     At any time prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 6.05. Control by Majority.

     Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be deemed inadequate by the Trustee; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 6.06. Limitation on Suits.

     No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered indemnity,

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                                      -64-

     satisfactory to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

     The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

     A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

     SECTION 6.07. Right of Holders To Receive Payment.

     Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company or Restricted Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.

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                                      -65-

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities.

     If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

     First: to the Trustee for amounts due under Section 7.07;

     Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

     Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

     Fourth: the balance, if any, to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to
Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

     SECTION 6.12. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE


     SECTION 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee may exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

     (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) This  paragraph  does not limit the  effect  of  paragraph  (b) of this
Section 7.01.

     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts.

     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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                                      -67-

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and
Section 7.02.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such advice or such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through attorneys, agents, custodians or nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee appointed with due care.

     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (h) Delivery of reports,  information  and  documents to the Trustee  under
Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Default.

     If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 7.06. Reports by Trustee to Holders.

     Within 60 days after November 1 of each year beginning with 2002 and for so long as Notes remain outstanding, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

     SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

     The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this Indenture including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

     When the  Trustee  incurs  expenses or renders  services  after an Event of
Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

     SECTION 7.08. Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor
Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail notice of such successor Trustee's appointment to each Holder.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

     SECTION 7.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the Notes.

     SECTION 7.11. Preferential Collection of Claims Against the Company.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor on the Notes.

     SECTION 7.12. Force Majeure.

     In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee's control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE


     SECTION 8.01. Termination of Company's Obligations.

     This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all the Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the

     Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

     The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for: (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (4) the Legal Defeasance provisions of this Section 8.01. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors, if any, released with respect to covenants contained in Sections 4.04, 4.05, 4.08 and 4.10 through
4.20 and Article Five ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.01 (except those events described in Section 6.01(a),(b),(f) and (g)) will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of

     Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.01(f) or (g) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Company or any of its Restricted
Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

     (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

     (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company; and

     (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

     SECTION 8.02. Application of Trust Money.

     The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     SECTION 8.03. Repayment to the Company.

     Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

     SECTION 8.04. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

     SECTION 8.05. Acknowledgment of Discharge by Trustee.

     After (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in

     Section 8.01, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

                                  ARTICLE NINE

                          MODIFICATION OF THE INDENTURE


     SECTION 9.01. Without Consent of Holders.

     Subject to the provisions of Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may from time to time amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 5.01 of this Indenture; (c) to add additional Subsidiary Guarantors in accordance with Section 4.20 under supplemental indentures that need be signed only by the additional Subsidiary Guarantor(s), (d) to provide for uncertificated Notes in addition to certificated Notes; (e) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (f) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, the Trustee and the Company may not make any change that adversely affects the rights of any Holder under this Indenture without the consent of such Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel; provided, however, that in delivering such Opinion of Counsel, such counsel may rely as to matters of fact, on a certificate or certificates of officers of the Company.

     SECTION 9.02. With Consent of Holders.

     All other modifications and amendments of this Indenture may be made with the consent of the Holders of a majority in the then outstanding principal amount of the then outstanding Notes, except that, without the consent of each Holder of the Notes affected thereby, no amendment may, directly or indirectly:
(i) reduce the amount of Notes whose Holders must consent to any amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Indenture protecting the right of each Holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
(vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of this Indenture or Section 1.01 affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

     SECTION 9.03. Compliance with Trust Indenture Act.

     Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     SECTION 9.04. Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

     The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

     SECTION 9.05. Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     SECTION 9.06. Trustee To Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Company, stating that no event of default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall not be an expense of the Trustee.


                                   ARTICLE TEN

                             [INTENTIONALLY OMITTED]

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS


     SECTION 11.01. TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     SECTION 11.02. Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company:

                           c/o Magnum Hunter Resources, Inc.
                           600 East Las Colinas Blvd.
                           Suite 1100
                           Irving, Texas  75039

                           Telecopier Number:  (972) 401-3110
                           Attn:  Chief Executive Officer

     if to the Trustee:

                           Bankers Trust Company
                           Four Albany Street
                           New York, New York  10006

                           Telecopier Number:  (201) 593-6443
                           Attn: Corporate Trust and Agency Services

     Each of the Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

     Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03. Communications by Holders with Other Holders.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company and/or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Subsidiary Guarantor shall furnish to the Trustee:

     (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

     SECTION 11.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall comply with TIA ss. 314(e) and include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.07. Legal Holidays.

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 11.08. Governing Law.

     THIS INDENTURE , THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

     SECTION 11.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.10. No Personal Liability.

     No director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     SECTION 11.11. Successors.

     All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12. Duplicate Originals.

     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 11.13. Severability.

     In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 11.14. Independence of Covenants.

     All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                                 ARTICLE TWELVE

                               GUARANTEE OF NOTES


     SECTION 12.01. Unconditional Guarantee.

     Subject to the provisions of this Article Twelve, each Subsidiary Guarantor, if any, hereby, jointly and severally, unconditionally and irrevocably guarantees, on an unsecured senior basis (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

     Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. Each Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of its Guarantee.

     No stockholder, officer, director, employee or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under the Guarantees by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

     SECTION 12.02. Limitations on Guarantees.

     The obligations of each Subsidiary Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     SECTION 12.03. Execution and Delivery of Guarantee.

     To further evidence its Guarantee set forth in Section 12.01, each Subsidiary Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E herein, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of one Officer of each Subsidiary Guarantor, who, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

     Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

     SECTION 12.04. Release of a Subsidiary Guarantor.

     (a) If no Default exists or would exist under this Indenture, (i) upon the sale or disposition of all of the Capital Stock of a Subsidiary Guarantor by the Company or a Restricted Subsidiary of the Company in a transaction constituting an Asset Sale in accordance with Section 4.16, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company or a Restricted Subsidiary), or (ii) upon the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.14, such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed released from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder; provided, however, that each such Subsidiary Guarantor is sold or disposed of or designated in accordance with this Indenture. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Twelve.

     (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.04, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

     The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Twelve.

     Except as set forth in Articles Four and Five and this Section 12.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

     SECTION 12.05. Waiver of Subrogation.

     Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Subsidiary Guarantor's obligations under its Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.05 is knowingly made in contemplation of such benefits.

     SECTION 12.06. Immediate Payment.

     Each Subsidiary Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.

     SECTION 12.07. No Set-Off.

     Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

     SECTION 12.08. Obligations Absolute.

     The obligations of each Subsidiary Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor hereunder which may not be recoverable from such Subsidiary Guarantor on the basis of a Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

     SECTION 12.09. Obligations Continuing.

     The obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor hereunder.

     SECTION 12.10. Obligations Not Reduced.

     The obligations of each Subsidiary Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article 8 be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

     SECTION 12.11. Obligations Reinstated.

     The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

     SECTION 12.12. Obligations Not Affected.

     The obligations of each Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

     (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other person;

     (b) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other obligation of the Company or any other person under this Indenture, the Notes or any other document or instrument;

     (c) any failure of the Company, whether or not without fault on their part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Subsidiary Guarantor;

     (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other person or their respective assets or the release or discharge of any such right or remedy;

     (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

     (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

     (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Subsidiary Guarantor;

     (h) any merger or amalgamation of the Company or a Subsidiary Guarantor with any Person or Persons;

     (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Subsidiary Guarantor under its Guarantee; and

     (j) any other circumstance (other than by complete, irrevocable payment), including release of any other Subsidiary Guarantor pursuant to Section 12.04, that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Subsidiary Guarantor in respect of its Guarantee hereunder.

     SECTION 12.13. Waiver.

     Without in any way limiting the provisions of Section 11.01 hereof, each Subsidiary Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Subsidiary Guarantor of any kind whatsoever.

     SECTION 12.14. No Obligation To Take Action Against the Company.

     Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

     SECTION 12.15. Dealing with the Company and Others.

     The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor hereunder and without the consent of or notice to any Subsidiary Guarantor, may

     (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

     (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

     (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

     (d) accept compromises or arrangements from the Company;

     (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

     (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

     SECTION 12.16. Default and Enforcement.

     If any Subsidiary Guarantor fails to pay in accordance with Section 12.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the obligations.

     SECTION 12.17. Amendment, Etc.

     No amendment, modification or waiver of any provision of this Indenture relating to any Subsidiary Guarantor or consent to any departure by any Subsidiary Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Subsidiary Guarantor and the Trustee.

     SECTION 12.18. Acknowledgment.

     Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

     SECTION 12.19. Costs and Expenses.

     Each Subsidiary Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

     SECTION 12.20. No Merger or Waiver; Cumulative Remedies.

     No Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

     SECTION 12.21. Survival of Obligations.

     Without prejudice to the survival of any of the other obligations of each Subsidiary Guarantor hereunder, the obligations of each Subsidiary Guarantor under Section 12.01 shall survive the payment in full of the Obligations and shall be enforceable against such Subsidiary Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Subsidiary Guarantor.

     SECTION 12.22. Guarantee in Addition to Other Obligations.

     The obligations of each Subsidiary Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

     SECTION 12.23. Severability.

     Any provision of this Article Twelve which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

     SECTION 12.24. Successors and Assigns.

     Each Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                            MAGNUM HUNTER RESOURCES, INC.


                                            By:____________________________
                                                Name:
                                                Title:


                                            MAGNUM HUNTER PRODUCTION, INC.,
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:


                                            GRUY PETROLEUM MANAGEMENT CO.
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:


                                            HUNTER GAS GATHERING, INC.,
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:


                                            TRAPMAR PROPERTIES, INC.,
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:

                                            CONMAG ENERGY CORPORATION,
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:


                                            PINTAIL ENERGY, INC.,
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:


                                            PRIZE OPERATING COMPANY,
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:


                                            PEC (DELAWARE), INC.,
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:

                                            PRIZE ENERGY RESOURCES, L.P.,
                                            as Guarantor

                                            By: Prize Operating Company,
                                                 its General Partner


                                            By:____________________________
                                                Name:
                                                Title:


                                            OKLAHOMA GAS PROCESSING, INC.,
                                            as Guarantor


                                            By:____________________________
                                                Name:
                                                Title:

                                            Bankers Trust Company
                                                as Trustee


                                            By:____________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                                                             CUSIP No.:  [     ]

                          MAGNUM HUNTER RESOURCES, INC.
                      9.60 % SENIOR NOTE DUE 2012, SERIES A

No. [         ]                                                             $[ ]

     MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the "Company," which term includes any successor entities), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of [ ] Dollars on March 15, 2012.

     Interest Payment Dates: March 15 and September 15, commencing September 15, 2002.

     Record Dates: March 1 and September 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        MAGNUM HUNTER RESOURCES, INC.


                                        By:____________________________
                                                 Name:
                                                 Title:

                                        By:____________________________
                                                 Name:
                                                 Title:
Dated:

Certificate of Authentication

     This is one of the 9.60% Senior Notes due 2012, Series A referred to in the within-mentioned Indenture.

                                        Bankers Trust Company,
                                        as Trustee

                                        By:_____________________________
                                               Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                      9.60 % Senior Note due 2012, Series A


     (1) Interest. MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from March 15, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, Bankers Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under an Indenture, dated as of March 15, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 9.60 % Senior Notes due 2012, Series A (the "Initial Notes"). The Notes include the Initial Notes, any Additional Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article 12 of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after March 15, 2007, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

Year                                            Percentage
----                                            ----------
2007..................................           104.800%
2008..................................           103.200%
2009..................................           101.600%
2010 and thereafter...................           100.000%

     At any time, or from time to time, on or prior to March 15, 2005, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109.600% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

     (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     (8) Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, the Company and the Subsidiary Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 9.60 % Senior Notes due 2012, Series B (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     (9) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     (10) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     (11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (12) Discharge Prior to Redemption or Maturity. If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

     (13) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

     (14) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Company and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to

     Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     (15)  Successors.   When  a  successor  assumes,  in  accordance  with  the
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

     (16) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

     (17) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (18) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary
Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (19) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

     (20) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     (21) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

     (22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT

     (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     (23) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Magnum Hunter Resources, Inc., 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039.

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Note to:

     ---------------------------------------------------------------

     ---------------------------------------------------------------

     ---------------------------------------------------------------

     (Print or type name, address and zip code and social security or tax ID number of assignee)

     and irrevocably appoint  _______________________________________,  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                                     (Sign exactly as your name appears
                                        on the other side of this Note)

Signature Guarantee:___________________________________________

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [ ], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

     (1) __ to the Company or a subsidiary thereof; or

     (2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     (3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

     (4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

     (5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

     (6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

     (7) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

     and unless the box below is checked,  the  undersigned  confirms  that such
Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     [ ] The transferee is an Affiliate of the Company.

     Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Dated: _____________________  Signed:__________________________________
                                      (Sign exactly as your name appears
                                         on the other side of this Note)

Signature Guarantee:___________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     ________________________________________
                              NOTICE: To be executed by
                                      an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

     Section 4.15 [ ]
     Section 4.16 [ ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$
 -------------------


Dated: _________________
                           ----------------------------------------------------
                                               NOTICE:  The signature on this
                                               assignment must correspond with
                                               the name as it appears upon the
                                               face of the within Note in every
                                               particular without alteration
                                               or enlargement or any change
                                               whatsoever and be guaranteed.


Signature Guarantee:  _____________________________

                                                                       EXHIBIT B

                                                             CUSIP No.:  [     ]

                          MAGNUM HUNTER RESOURCES, INC.
                      9.60 % SENIOR NOTE DUE 2012, SERIES B

No. [         ]                                                             $[ ]

     MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the "Company," which term includes any successor entities), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of [ ] Dollars on March 15, 2012.

     Interest Payment Dates: March 15 and September 15, commencing September 15, 2002.

     Record Dates: March 1 and September 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                                MAGNUM HUNTER RESOURCES, INC.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:
Dated:

Certificate of Authentication

     This is one of the 9.60 % Senior Notes due 2012, Series B referred to in the within-mentioned Indenture.

                                              Bankers Trust Company, as Trustee

                                              By:______________________________
                                                    Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                      9.60 % Senior Note due 2012, Series B


     (1) Interest. MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from March 15, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, Bankers Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under an Indenture, dated as of March 15, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 9.60% Senior Notes due 2012, Series B (the "Exchange Notes"). The Notes include the 9.60 % Notes due 2012 (the "Initial Notes"), the Exchange Notes, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement and any Additional Notes. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article 12 of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after March 15, 2007, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

    Year                                                   Percentage

    2007............................                        104.800%
    2008............................                        103.200%
    2009............................                        101.600%
    2010 and thereafter.............                        100.000%

     At any time, or from time to time, on or prior to March 15, 2005, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109.600% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

     (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     (8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     (10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (11) Discharge Prior to Redemption or Maturity. If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

     (12) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

     (13) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Company and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     (14)  Successors.   When  a  successor  assumes,  in  accordance  with  the
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

     (15) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

     (16) Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (17) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary
Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (18) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

     (19) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     (20) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

     (21) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     (22) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Magnum Hunter Resources, Inc., 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039.

                                 ASSIGNMENT FORM


     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Note to:

     ---------------------------------------------------------------

     ---------------------------------------------------------------

     ---------------------------------------------------------------
     (Print or type name, address and zip code and social security or tax ID number of assignee)

     and irrevocably appoint  _______________________________________,  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                                       (Sign exactly as your name appears
                                           on the other side of this Note)

Signature Guarantee:___________________________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

     Section 4.15 [ ]
     Section 4.16 [ ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$
 -------------------


Dated: _________________
                           ---------------------------------------------------
                                               NOTICE:  The signature on this
                                               assignment must correspond with
                                               the name as it appears upon the
                                               face of the within Note in every
                                               particular without alteration
                                               or enlargement or any change
                                               whatsoever and be guaranteed.


Signature Guarantee:  _____________________________

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


                                                         [             ], [    ]


Bankers Trust Company
Four Albany Street
New York, NY 10006
Attn: Corporate Trust and Agency Services

Ladies and Gentlemen:

     In connection with our proposed purchase of 9.60 % Senior Notes due 2012 (the "Notes") of Magnum Hunter Resources, Inc. (the "Company"), we confirm that:

     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

     2. We  understand  that  the  offer  and  sale of the  Notes  have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) inside the United States to "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act), that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act, (vi) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee, and the Company such certification, legal opinions and other information as the Trustee and Magnum may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                              Very truly yours,

                                              [Name of Transferee]



                                               By:
                                                   --------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT D


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                           [           ], [    ]


Bankers Trust Company
Four Albany Street
New York, NY  10006
Attn: Corporate Trust and Agency Services


     Re: Magnum Hunter Resources, Inc. (the "Company") 9.60 % Senior Notes due 2012 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a person in the United States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                     Very truly yours,

                                                     [Name of Transferor]



                                                     By:
                                                        -----------------------
                                                           Authorized Signature

                                                                       EXHIBIT E


                                    GUARANTEE


     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 15, 2002, among Magnum Hunter Resources, Inc., a Nevada corporation, the Subsidiary Guarantors and Bankers Trust Company as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

     The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.


Date:  ____________________


                                        [NAME OF SUBSIDIARY GUARANTOR],
                                        as Guarantor


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT F


                       Form of Certificate To Be Delivered
                      in Connection with Certain Transfers
                                                                        [ ], [ ]


Bankers Trust Company
Four Albany Street
New York, NY  10006
Attn: Corporate Trust and Agency Services


     Re: Magnum Hunter Resources, Inc. (the "Company") 9.60 % Senior Notes due 2012 (the "Notes")

Ladies and Gentlemen:

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [ ], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

     (1) __ to the Company or a subsidiary thereof; or

     (2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     (3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

     (4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

     (5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

     (6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

     (7) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

     and unless the box below is checked,  the  undersigned  confirms  that such
Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     [ ] The transferee is an Affiliate of the Company.

     Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Dated: _____________________  Signed:__________________________________
                                     (Sign exactly as your name appears
                                         on the other side of this Note)

Signature Guarantee:___________________________________________


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     ________________________________________
                              NOTICE:  To be executed by an executive officer


                                      F-2